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                                                                  EXHIBIT 10.2.8

Confidential: Use of disclosure of this document is subject to the restriction on the Confidentiality Statement.


                                  AMENDMENT 001
                                       TO
                   iDEN INFRASTRUCTURE [ * ] SUPPLY AGREEMENT
                                     BETWEEN
                                 MOTOROLA, INC.
                                       AND
                           NEXTEL COMMUNICATIONS, INC.

       This Amendment 001, is between Motorola, Inc. a Delaware corporation ("Motorola") and Nextel Communications, Inc. ("Customer") and amends the iDEN Infrastructure [ * ] Supply Agreement dated as of April 13, 1999, ("[ * ] Supply Agreement").

       WHEREAS, the parties have mutually agreed to enter into this Amendment 001 to the [ * ] Supply Agreement in order to encourage efforts to enhance the reputation of iDEN in the United States market place by establishing improvement plans for Customer operations and Motorola support of Customers iDEN systems in the United States; and

       WHEREAS, this Amendment 001 sets forth the terms and conditions of the Rebate Program under the [ * ] Supply Agreement.

       NOW THEREFORE, in consideration of their mutual promises set forth herein and for other good and valuable consideration received by each of them the parties agree to amend the [ * ] Supply Agreement as follows:

1. Existing Section 6.3.8 of the [ * ] Supply Agreement is hereby deleted and replaced with the following new Sections 6.3.8 and 6.3.9:

       6.3.8 [ * ]

       6.3.8 [ * ]

       (i)     [ * ]

       (ii)    [ * ]

       (iii)   [ * ]

2.     [ * ]

3. The iDEN [ * ] Supply Agreement shall remain in full force and effect except as expressly amended hereby. This Amendment 001 is effective as of January 1, 1999 with respect to and for all Infrastructure shipments occurring on or after such date.


Motorola/Nextel                                     Equipment Purchase Agreement

       * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

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Confidential: Use of disclosure of this document is subject to the restriction on the Confidentiality Statement.


       IN WITNESS WHEREOF, this Amendment 001 has been executed and delivered by the parties set forth below.

Motorola, Inc.                            Nextel Communications, Inc.

By:/s/ Charles F. Wright                  By:/s/ Stephen Taylor       12/29/99
   -----------------------------             ---------------------------------
     (Authorized Signatory)                       (Authorized Signatory)

Name: Charles F. Wright                   Name: Stephen Taylor

Title: Sr. V.P. & G.M. CSG-NA             Title: V.P. - Supply Chain Management


Motorola/Nextel                                     Equipment Purchase Agreement

       * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.